UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 27, 2020
(Date of earliest event reported: July 27, 2020)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11178	Revlon, Inc.	13-3662955
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

33-59650	Revlon Consumer Products Corporation	13-3662953
Delaware
One New York Plaza
New York, New York, 10004
212-527-4000

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an "emerging growth company" as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	Yes ☐ No ☒
Revlon Consumer Products Corporation	Yes ☐ No ☒
If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.          Results of Operations and Financial Condition.

On July 27, 2020, Revlon Consumer Products Corporation (“Products Corporation” or the “Company”), the direct wholly-owned operating subsidiary of Revlon, Inc., commenced an offer to exchange (the “Exchange Offer”) any and all of its outstanding 5.75% Senior Notes due 2021 (the “Existing Notes”) for a combination of 5.75% Senior Notes due February 15, 2024 (the “New Notes”) and an Early Tender/Consent Fee, payable in cash, upon the terms and conditions set forth in the confidential Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) dated July 27, 2020.  The New Notes are senior unsecured notes with terms substantially the same as those of the Existing Notes, with certain adjustments specified in the Offering Memorandum. Concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) to eliminate substantially all of the restrictive covenants and certain events of default with respect to the Existing Notes.
The Exchange Offer will expire at 11:59 p.m. on August 21, 2020.  For each $1,000.00 principal amount of Existing Notes tendered into the Exchange Offer and Consent Solicitation prior to the early tender deadline of 5:00 p.m. on August 7, 2020, holders of Existing Notes will receive $750.00 principal amount of New Notes and $50.00 of cash as an early tender/consent fee.  Holders who tender their Existing Notes after the early tender deadline will receive only $750.00 principal amount of New Notes for each $1,000.00 principal amount of Existing Notes tendered.
The Exchange Offer and Consent Solicitation are subject to the following conditions precedent:  (i) the valid tender without valid withdrawal of not less than 95% of the aggregate outstanding principal amount of Existing Notes (and the provision of the related Consents for such tendered Existing Notes); (ii) the receipt of all necessary consents from the lenders under the Company’s term and revolving credit agreements required in order to consummate the Exchange Offer and Consent Solicitation; (iii) the receipt of requisite consents in the Consent Solicitation; and (iv) various other customary conditions precedent.  The conditions precedent are for the sole benefit of the Company and may be amended or waived, in whole or in part, at any time, in the sole and absolute discretion of the Company, subject to applicable law.
The information set forth below is being provided by Revlon, Inc. and Products Corporation in connection with the Exchange Offer and Consent Solicitation.
Preliminary Unaudited Financial Information
The preliminary and unaudited financial information set forth in this Item 2.02 (the “Preliminary Unaudited Information”) is derived from preliminary internal financial reports of Revlon, Inc. as of and for the three months ended June 30, 2020.  The Preliminary Unaudited Information will be subject to revision based on Revlon, Inc.’s financial closing procedures and controls associated with the completion of its quarter-end financial reporting, including the quarterly closing and internal audit process, the finalization of various items (including the possible impairment charges discussed below), all customary reviews and approvals, and completion by Revlon, Inc.’s and Products Corporation’s independent registered public accounting firm of its required review of Revlon, Inc.’s financial statements for the quarter ended June 30, 2020. Accordingly, actual final results for the periods presented may differ from the Preliminary Unaudited Information, and such differences may be material.  Revlon, Inc. expects to file its quarterly report on Form 10-Q for the quarter ending June 30, 2020 timely according to the SEC filing requirements.
Preliminary Unaudited Results for the Three Months Ended June 30, 2020 and Liquidity Information
For the three months ended June 30, 2020 (or “Q2 2020”), on a preliminary unaudited basis, Revlon, Inc. had:
•
Net sales of $347.6 million versus $570.2 million in the prior-year period.  Revlon, Inc. estimates that COVID-19 contributed approximately $214 million to the $222.6 million total net sales decline versus the prior-year period. See “COVID-19 Impact on Revlon, Inc.’s Business (Preliminary and Unaudited)” below. Excluding the $214 million negative impact from the COVID-19 pandemic and $12 million of negative impact from foreign exchange, Q2 2020 net sales would have been essentially flat compared to Q2 2019;

•
Operating loss of between $39.0 million and $89.0 million (with the variance being due to potential impairment charges estimated to range from $0 and $50.0 million, which impairment assessment is ongoing), versus a $9.4 million operating loss in the prior-year period, driven in part by the COVID-19 impacts described above; and

•	Adjusted EBITDA (see definition below) of $45.4 million versus $47.0 million in the prior-year period.
At June 30, 2020, Revlon, Inc. had an estimated liquidity position of approximately $415.7 million, consisting of: (i) approximately $338.5 million of unrestricted cash and cash equivalents (with approximately $62.1 million held outside the U.S.); (ii) approximately $50.7 million in available borrowing capacity under the 2016 U.S. ABL Facility (as defined below), which had approximately $249.5 million drawn at such date; (iii) approximately $30 million in available borrowing capacity under its 2019 Senior Line of Credit Facility between Products Corporation and MacAndrews & Forbes Group, LLC, which had no borrowings at such date; and less (iv) approximately $3.5 million of outstanding checks. Under the 2016 U.S. ABL Facility, as the Company’s consolidated fixed charge coverage ratio was expected to be greater than 1.0 to 1.0 as of June 30, 2020, all of the approximately $50.7 million of remaining availability under the 2016 U.S. ABL Facility was available as of such date.
Revlon, Inc. estimates that its total liquidity was approximately $396.4 million as of July 17, 2020, consisting of: (i) approximately $322.0 million of unrestricted cash and cash equivalents (with approximately $54.4 million held outside the U.S.); (ii) approximately $50.7 million in available borrowing capacity under the 2016 U.S. ABL Facility, which had approximately $255.8 million drawn at such date; (iii) approximately $30 million in available borrowing capacity under the 2019 Senior Line of Credit Facility between Products Corporation and MacAndrews & Forbes Group, LLC, which had no borrowings at such date; and less (iv) approximately $6.3 million of outstanding checks. Under the 2016 U.S. ABL Facility, as the Company’s consolidated fixed charge coverage ratio was expected to be greater than 1.0 to 1.0 as of June 30, 2020, all of the approximately $50.7 million of remaining availability under the 2016 ABL Facility was available as of July 17, 2020.
The Company refers to the Asset-Based Revolving Credit Agreement, dated as of September 7, 2016 (as thereafter amended from time to time), by and among the Company, Revlon, Inc., certain local borrowing subsidiaries from time to time party thereto, certain lenders and issuing lenders party thereto and Citibank, N.A., as administrative agent, collateral agent, issuing lender and swingline lender as the “2016 U.S. ABL Facility”.
Revlon Inc., after giving effect to the transactions contemplated by this Offering Memorandum, expects to have sufficient cash to continue its and the Company’s operations for at least the next twelve months.
COVID-19 Impact on Revlon, Inc.’s Business (Preliminary and Unaudited)
While Revlon, Inc. continues to execute its business strategy, the COVID-19 pandemic has adversely impacted net sales in all major commercial regions around the globe that are important to Revlon, Inc.’s business. COVID-19’s adverse impact on the global economy has contributed to significant and extended quarantines, stay-at-home orders and other social distancing measures; closures and bankruptcies of retailers, beauty salons, spas, offices and manufacturing facilities; increased levels of unemployment; travel and transportation restrictions leading to declines in consumer traffic in key shopping and tourist areas around the globe; and import and export restrictions. These adverse economic conditions have resulted in the general slowdown of the global economy, in turn contributing to a significant decline in net sales within each of Revlon, Inc.’s reporting segments and regions.
COVID-19 contributed an estimated $214 million (or $217 million XFX) to Revlon, Inc.’s $222.6 million net sales decline, or a decline of 39%, in Q2 2020 versus Q2 2019 (or a decline of $215 million XFX or 38% XFX). These declines were partially offset by increased net sales of Revlon beauty tools, Revlon hair color products and Elizabeth Arden skincare and fragrances in certain markets, as well as continued strong growth in Revlon, Inc.’s e-commerce net sales. COVID-19 contributed an estimated $268 million ($272 million XFX) to Revlon, Inc.’s $323 million net sales decline, or a decline of 29%, during the six months ended June 30, 2020, compared to the prior year period (or a decline of $306 million XFX or 27% XFX).
For Q2 2020, Revlon segment net sales declined $116 million ($113 million XFX) versus the prior year period, with COVID-19 contributing an estimated $115 million ($116 million XFX) to such decline. This net sales decline was partially offset by increased net sales of Revlon beauty tools and Revlon hair color products in North America. COVID-19 had a similar negative impact on Revlon, Inc.’s other reporting segments over such period, with COVID-19 contributing (i) an estimated $34 million ($35 million XFX) to a $37 million ($35 million XFX) decline in the Elizabeth Arden segment, (ii) an estimated $30 million ($31 million XFX) to a $30 million ($28 million XFX) decline in the Portfolio segment and (iii) an estimated $34 million ($35 million XFX) to a $39 million ($38 million XFX) decline in the Fragrances segment. Within Revlon, Inc.’s Portfolio Segment, during Q2 2020 both the Cutex and Creme of Nature brands experienced double digit net sales growth versus Q2 2019, driven by increased demand due to a shift in consumer buying preferences.
On a regional basis, COVID-19 had a similar negative impact on Revlon, Inc.’s North America and International regions. Of a $110 million ($109 million XFX) decline in Revlon, Inc.’s net sales in its North America region during Q2 2020 compared to the three months ended June 30, 2019, COVID-19 contributed an estimated $104 million ($104 million XFX) to such decline. Similarly, of a $113 million ($105 million XFX) decline in Revlon, Inc.’s net sales in its International region over such period, COVID-19 contributed an estimated $110 million ($113 million XFX) to such decline. This net sales decline was partially offset by increased net sales of Elizabeth Arden skincare products, predominantly in China, as well as growth in Cutex and CND nail care products in various markets.

In April 2020, Revlon, Inc. took several cost reduction measures designed to mitigate the adverse impact of COVID-19 on Revlon, Inc.’s net sales, including, without limitation: (i) reducing brand support, as a result of the abrupt decline in retail store traffic; (ii) continuing to monitor Revlon, Inc.’s sales and order flow and periodically scaling down operations and cancelling promotional programs; and (iii) closely managing cash flow and liquidity and prioritizing cash to minimize COVID-19’s impact on Revlon, Inc.’s production capabilities. In April 2020, Revlon, Inc. also implemented various organizational interim measures designed to reduce costs in response to  COVID-19, including, without limitation: (i) switching to a reduced work week in the U.S. and in Revlon, Inc’s international locations and reducing executive and employee compensation in the range of 20% to 40%; (ii) furloughing approximately 40% of Revlon, Inc.’s U.S.-based office-based employees and 30% factory-based employees, as well as employees in a majority of Revlon, Inc.’s other locations; (iii) suspending Revlon, Inc.’s 2020 merit base salary increases, discretionary profit sharing contributions and matching contributions to Revlon, Inc.’s 401(k) plan; (iv) reducing Board and committee compensation by 50% and eliminating Board and committee meeting fees; and (v) suspending or terminating services and payments under consulting agreements with certain directors. With these measures, including the Revlon 2020 Restructuring Program, Revlon, Inc. achieved cost reductions of approximately $105.1 million during Q2 2020 that have substantially offset the impact of the decline in Revlon, Inc.’s net sales over such period.  However, with the ongoing COVID-19 pandemic, these mitigation actions may not prove to be effective in insulating the Company from any further damaging economic impact of this pandemic.
All information presented above for Q2 2020 is Preliminary Unaudited Information and represent management’s current estimates of the items presented and the impacts of the various factors described above, all of which may be subject to change or revision.
For further information on certain risks to the Company’s and Revlon, Inc.’s business related to COVID-19, see “Additional Risk Factor—The ongoing COVID-19 pandemic has resulted in significantly decreased net sales for the Company and has had, and could continue to have, a significant adverse effect on the Company's business, results of operations, financial condition and/or cash flows” set forth below.
Adjusted EBITDA Reconciliation (Preliminary and Unaudited)
Adjusted EBITDA is a non-GAAP financial measure. As used in this Current Report on a preliminary unaudited basis, Revlon, Inc. defines Adjusted EBITDA as operating income before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses, as well as the impact of non-cash stock-based compensation expense and certain other non-operating items that are not directly attributable to Revlon, Inc.'s underlying operating performance. Revlon, Inc. has not yet finalized its impairment charges for fiscal quarter ended June 30, 2020, which Revlon, Inc. preliminarily estimates could be in the range of approximately $0 and $50 million. Accordingly, Revlon, Inc. is presenting the reconciliations below based on that assumed range of impairment charges.  Upon completion of such assessment, Revlon, Inc.’s actual impairment charges for the fiscal quarter ended June 30, 2020 could be greater than such estimates. For the fiscal quarter ended June 30, 2020, the following table reconciles Revlon, Inc.’s preliminary unaudited operating loss to Adjusted EBITDA:
	3-months ended June 30, 2020 (preliminary, unaudited)
(dollars in millions)	Low	High
Operating Loss	$(39.0)	$(89.0)
Non-Operating Items:
Restructuring and related charges	22.4	22.4
Acquisition, integration and divestiture costs	1.1	1.1
Loss on divested assets	(0.2)	(0.2)
Financial control remediation and sustainability actions and related charges	5.7	5.7
Impairment charges	--	50.0
COVID-19 pandemic charges	17.9	17.9
Non-cash stock-based compensation expense	1.1	1.1
Depreciation and amortization	36.4	36.4
Adjusted EBITDA	$45.4	$45.4

Revlon, Inc.’s management uses Adjusted EBITDA as an operating performance measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of Revlon, Inc.’s business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of Revlon, Inc.’s historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Revlon, Inc.’s management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Management believes that Adjusted EBITDA is useful to investors to provide them with disclosure of Revlon, Inc.’s operating results on the same basis as that used by management. Management believes that Adjusted EBITDA provides useful information to investors about the performance of Revlon, Inc.’s overall business because such measures eliminate the effects of certain charges that are not directly attributable to Revlon, Inc.’s underlying operating performance. Additionally, management believes that providing Adjusted EBITDA enhances the comparability for investors in assessing Revlon, Inc.’s financial reporting.
 Accordingly, Revlon, Inc. believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analytical measure that is used by management, as described above, and therefore can assist investors in assessing Revlon, Inc.’s financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for its most directly comparable financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define Adjusted EBITDA differently. Also, while Adjusted EBITDA, as used in this Current Report, is defined differently than Adjusted EBITDA for Revlon, Inc.’s credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. Adjusted EBITDA should be considered in conjunction with Revlon, Inc.’s financial statements and related footnotes filed with the SEC.
Certain Additional Information
The Company’s non-guarantor subsidiaries, in the aggregate, excluding intercompany liabilities, would have had:
•
On a historical basis, $1.5 billion, or approximately 52%, of the Company’s consolidated assets as of March 31, 2020 (which included intellectual property related to the Company’s American Crew brand), plus additional assets contributed to them in connection with the refinancing transactions completed in May 2020, including intellectual property related to certain of the Company’s brands (as discussed in the Company’s prior public filings), including Elizabeth Arden and select Portfolio and Fragrance brands;

•
After giving effect to the refinancing and other financing transactions that have occurred since March 31, 2020 and 100% participation in the Exchange Offer and Consent Solicitation, approximately $1.775 billion aggregate principal amount of indebtedness and guarantees of indebtedness, as of March 31, 2020; and

•
On a historical basis, approximately $1,211 million, or approximately 50%, of the Company’s consolidated net sales for the year ended December 31, 2019, which includes net sales related to the Company’s American Crew brand, but does not include net sales related to the brands contributed to the non-guarantor subsidiaries in the May 2020 refinancing transactions.

Additional Risk Factor
The ongoing COVID-19 pandemic has resulted in significantly decreased net sales for the Company and has had, and could continue to have, a significant adverse effect on the Company's business, results of operations, financial condition and/or cash flows.

The ongoing COVID-19 pandemic has had a significant adverse effect on the Company’s business around the globe, which could continue for the foreseeable future. After China began reporting on the spread of the COVID-19 coronavirus in early 2020, there have been approximately 15 million cases of the COVID-19 coronavirus globally and it has contributed to over a half a million deaths worldwide, according to data from the World Health Organization. The COVID-19 pandemic has adversely impacted net sales in all major commercial regions that are important to the Company’s business.  COVID-19’s adverse impact on the global economy has contributed to significant and extended quarantines, stay-at-home orders and other social distancing measures; closures and bankruptcies of retailers, beauty salons, spas, offices and manufacturing facilities; increased levels of unemployment; travel and transportation restrictions leading to declines in consumer traffic in key shopping and tourist areas around the globe; and import and export restrictions. These adverse economic conditions have resulted in the general slowdown of the global economy, in turn contributing to a significant decline in net sales within each of the Company’s reporting segments and regions.

COVID-19 contributed an estimated $214 million (or $217 million XFX) to Revlon, Inc.’s $222.6 million net sales decline, or a decline of 39%, in Q2 2020 versus Q2 2019 (or a decline of $215 million XFX or 38% XFX). These declines were partially offset by increased net sales of Revlon beauty tools, Revlon hair color products and Elizabeth Arden skincare and fragrances in certain markets, as well as continued strong growth in Revlon, Inc.’s e-commerce net sales. COVID-19 contributed an estimated $268 million ($272 million XFX) to Revlon, Inc.’s $323 million net sales decline, or a decline of 29%, during the six months ended June 30, 2020, compared to the prior year period (or a decline of $306 million XFX or 27% XFX).  The foregoing financial information is preliminary and unaudited.  For more information on Revlon, Inc.’s preliminary unaudited results for the fiscal quarter ended June 30, 2020, please see “—COVID-19 Impact on  Revlon, Inc.’s Business (Preliminary and Unaudited).”
In April 2020, Revlon, Inc. took several cost reduction measures designed to mitigate the adverse impact of COVID-19 on Revlon, Inc.’s net sales, including those described above under “—COVID-19 Impact on Revlon, Inc.’s Business (Preliminary and Unaudited).”  However, with the ongoing COVID-19 pandemic, these mitigation actions may not prove to be effective in insulating the Company from any further damaging economic impacts from the pandemic.
The ongoing COVID-19 pandemic has caused the Company and various of its key third party suppliers to temporarily close one or more of their manufacturing facilities. While these closures have not yet had an adverse impact on the Company’s ability to operate and fulfill orders, if the COVID-19 restrictions continue for a period longer than the period for the re-opening of retailers, such restrictions could lead to a shortage of raw materials, components and finished products, which in turn could cause  the Company to be unable to ship products to retailers and consumers and continue to adversely impact the Company’s net sales. The continuation of any of the foregoing events or other unforeseen consequences of the COVID-19 pandemic would continue to significantly adversely affect the Company’s business, results of operations, financial condition and cash flows.

The information set forth under this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: July 27, 2020